Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Nu Skin Enterprises, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $.001 per share	Other	1,219,919	$13.34	$16,273,719.46	0.00014760	$2,402.00
Total Offering Amounts					$16,273,719.46		$2,402.00
Total Fee Offsets							$—
Net Fee Due							$2,402.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 also relates to such additional number of shares of the Company’s Class A Common Stock available for issuance under the Company’s 2024 Omnibus Incentive Plan (the “Plan”) as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event or transaction, or as otherwise provided for in the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the Company’s Class A Common Stock as reported on the New York Stock Exchange on May 31, 2024.